                                                                     Exhibit 2.1


                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA

IN RE:                                      :
                                            :
SUBSTANCE ABUSE TECHNOLOGIES, INC.,         :        CASE NO. 97-25669-BKC-RBR
                                            :
                           DEBTOR.          :        CHAPTER 11
                                            :
--------------------------------------------:


                   THIRD AMENDED JOINT PLAN OF REORGANIZATION
                   ------------------------------------------



DATED:  MARCH 24, 1998



LINDA G. WORTON                                   J. DOUGLAS BACON
GREENBERG, TRAURIG, HOFFMAN                       DAVID S. HELLER
LIPOFF, ROSEN & QUENTEL, P.A.                     STEPHEN R. TETRO
1221 BRICKELL AVENUE, 21ST FLOOR                  LATHAM & WATKINS
MIAMI, FLORIDA  33131                             SEARS TOWER, SUITE 5800
PHONE:  (305) 579-0500                            233 SOUTH WACKER DRIVE
FACSIMILE:  (305) 579-0717                        CHICAGO, ILLINOIS  60606
                                                  PHONE:  (312) 876-7700
ATTORNEYS FOR                                     FACSIMILE:  (312) 993-9767
SUBSTANCE ABUSE TECHNOLOGIES, INC.
                                                  AND

                                                  FRANCIS L. CARTER
                                                  GARY M. MURPHREE
                                                  COLL DAVIDSON CARTER SMITH
                                                  SALTER & BARKETT, P.A.
                                                  3200 MIAMI CENTER
                                                  201 S. BISCAYNE BOULEVARD
                                                  MIAMI, FLORIDA  33131-2312

                                                  ATTORNEYS FOR STEVEN A. COHEN
                                                  AND S.A.C. CAPITAL
                                                  ASSOCIATES, L.L.C.

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I.  DEFINITIONS...........................................................................................1
         1.1. "Administrative Claim"..............................................................................1
         1.2. "Affiliate".........................................................................................2
         1.3. "Allowed Claim".....................................................................................2
         1.4. "Allowed . . . Claim"...............................................................................2
         1.5. "Amended Articles"..................................................................................2
         1.6. "Amended Bylaws"....................................................................................2
         1.7. "Bankruptcy Code"...................................................................................2
         1.8. "Bankruptcy Court"..................................................................................2
         1.9. "Bankruptcy Rules"..................................................................................3
         1.10. "Business Day".....................................................................................3
         1.11. "Buyout Pool"......................................................................................3
         1.12. "Capital Expenditures".............................................................................3
         1.13. "Case".............................................................................................3
         1.14. "Cash".............................................................................................3
         1.15. "Causes of Action".................................................................................4
         1.16. "Claim"............................................................................................4
         1.17. "Class"............................................................................................4
         1.18. "Class 8 Amount"...................................................................................4
         1.19. "Confirmation".....................................................................................4
         1.20. "Confirmation Date"................................................................................4
         1.21. "Confirmation Hearing".............................................................................4
         1.22. "Confirmation Order"...............................................................................4
         1.23. "Contract Rejection Claims"........................................................................5
         1.24. "Creditors' Committee".............................................................................5
         1.25. "DataMed Acquisition"..............................................................................5
         1.26. "Debtor"...........................................................................................5
         1.27. "Designated Management Contracts"..................................................................5
         1.28. "DIP Indebtedness".................................................................................5
         1.29. "Disbursing Agent".................................................................................5
         1.30. "Disclosure Statement".............................................................................5
         1.31. "Disclosure Statement Approval Order"..............................................................6
         1.32. "Disputed Claim"...................................................................................6
         1.33. "Distribution Account".............................................................................6
         1.34. "Effective Date"...................................................................................6
         1.35. "Entity"...........................................................................................6
         1.36. "Equity Interests".................................................................................6
         1.37. "Estate"...........................................................................................6
         1.38. "Exit Financing Agreement".........................................................................7
         1.39. "Exit Financing Commitment Letter".................................................................7
         1.40. "Exit Financing Funds".............................................................................7
         1.41. "File," "Filed" or "Files".........................................................................7
         1.42. "Final DIP Financing Order"........................................................................7
         1.43. "Final Distribution Date"..........................................................................7
         1.44. "Final Order"......................................................................................7
         1.45. "GAAP".............................................................................................8
         1.46. "General Unsecured Claim"..........................................................................8
         1.47. "Initial Distribution Date"........................................................................8
         1.48. "Insured Claim"....................................................................................8
         1.49. "Local Bankruptcy Rules"...........................................................................8





         1.50. "Management Incentive Program".....................................................................8
         1.51. "Net Income".......................................................................................9
         1.52. "New Common Stock".................................................................................9
         1.53. "Old Class A Preferred Stock"......................................................................9
         1.54. "Old Class B Preferred Stock"......................................................................9
         1.55. "Old Common Stock".................................................................................9
         1.56. "Other Priority Claim".............................................................................9
         1.57. "Performance Enhancement Amount"...................................................................9
         1.58. "Performance Enhancement Test Date"...............................................................10
         1.59. "Petition Date"...................................................................................10
         1.60. "Plan"............................................................................................10
         1.61. "Postpetition Financing Orders"...................................................................10
         1.62. "Priority Tax Claim"..............................................................................11
         1.63. "Pro Rata" or "Pro Rata Share"....................................................................11
         1.64. "Professional"....................................................................................11
         1.65. "Proportional Stock Pool Share"...................................................................11
         1.66. "Reorganized Debtor"..............................................................................11
         1.67. "S.A.C."..........................................................................................11
         1.68. "S.A.C. Secured Claim"............................................................................11
         1.69. "S.A.C. Unsecured Claims".........................................................................12
         1.70. "Schedules".......................................................................................12
         1.71. "Secured Claim"...................................................................................12
         1.72. "Southbrook"......................................................................................12
         1.73. "Southbrook Amount"...............................................................................12
         1.74. "Southbrook Claim"................................................................................12
         1.75. "Southbrook Debentures(s)"........................................................................12
         1.76. "Southbrook Subordination Claims".................................................................13
         1.77. "Stock Pool"......................................................................................13
         1.78. "Stock Pool Election".............................................................................13
         1.79. "Stockholder Agreement"...........................................................................13
         1.80. "Tax Code"........................................................................................13
         1.81. "Third-Party Disbursing Agent"....................................................................13
         1.82. "Unclaimed Distributions".........................................................................14
         1.83. "United States Trustee"...........................................................................14
         1.84. "U.S. Drug".......................................................................................14

ARTICLE II.  Provisions For Payment of Administrative Claims and Priority Tax Claims.............................14
         2.1. Administrative Claims..............................................................................14
         2.2. Priority Tax Claims................................................................................16
         2.3. Bar Date for Administrative Claims.................................................................16

ARTICLE III.  Classification Of Claims And Equity Interests......................................................17
         3.1. Class 1 Claims.....................................................................................17
         3.2. Class 2 Claims.....................................................................................17
         3.3. Class 3 Claims.....................................................................................17
         3.4. Class 4 Claims.....................................................................................17
         3.5. Class 5 Claims.....................................................................................18
         3.6. Class 6 Claims.....................................................................................18
         3.7. Class 7 Claims.....................................................................................18
         3.8. Class 8 Claims.....................................................................................18
         3.9. Class 9 Interests..................................................................................18



ARTICLE IV.  Treatment Of Classes Of Claims and Equity Interests.................................................18
         4.1. Class 1 Claims (Other Priority Claims).............................................................19
         4.2. Class 2 Claims (S.A.C. Secured Claim)..............................................................19
         4.3. Class 3 Claims (Secured Claims)....................................................................19
         4.4. Class 4 Claims (Convenience Claims)................................................................19
         4.5. Class 5 Claims (General Unsecured Claims)..........................................................19
         4.6. Class 6 Claims (S.A.C. Unsecured Claim)............................................................20
         4.7. Class 7 Claims (Southbrook Claims).................................................................20
         4.8. Class 8 Claims (Insider Claims)....................................................................21
         4.9. Class 9 Interests..................................................................................21

ARTICLE V.  Means For Implementation Of The Plan.................................................................21
         5.1. Continued Corporate Existence; Revesting of Assets in the Reorganized Debtor.......................21
         5.2. Funding............................................................................................22
         5.3. Distributions Under the Plan.......................................................................23
         5.4. Unclaimed and Undeliverable Distributions..........................................................25
         5.5. Treatment of Disputed Claims.......................................................................26
         5.6. Cancellation of Existing Equity Interests..........................................................28
         5.7. Issuance of New Common Stock.......................................................................28
         5.8. Management Incentive Program.......................................................................29

ARTICLE VI.  Executory Contracts and Unexpired Leases............................................................29
         6.1. Assumption or Rejection of Executory Contracts and Unexpired Leases................................29

ARTICLE VII.  Corporate Governance Of The Reorganized Debtor.....................................................30
         7.1. General............................................................................................30
         7.2. Board of Directors.................................................................................30
         7.3. Officers...........................................................................................30
         7.4. Employment Agreements..............................................................................30
         7.5. No Corporate Action Required.......................................................................31
         7.6. Amended Articles and Amended Bylaws................................................................31

ARTICLE VIII.  Discharge; Injunction.............................................................................32
         8.1. Discharge of Debtor................................................................................32
         8.2. Injunctions........................................................................................33

ARTICLE IX.  Conditions Precedent to Confirmation and Effectiveness of the Plan..................................34
         9.1. Conditions to Confirmation.........................................................................34
         9.2. Conditions to Effectiveness........................................................................34
         9.3. Waiver of Conditions...............................................................................34
         9.4. Effect of Failure of Condition.....................................................................35

ARTICLE X.  Confirmation Without Acceptance By All Impaired Classes..............................................35
         10.1. Cramdown..........................................................................................35

ARTICLE XI.  Subordination Rights; Settlement and Compromise; Releases...........................................36
         11.1. Termination of Subordination Rights...............................................................36
         11.2. Settlement of Claims..............................................................................36
         11.3. Preservation of Rights of Action..................................................................37
         11.4. Releases..........................................................................................38


ARTICLE XII.  Retention Of Jurisdiction..........................................................................40
         12.1. Post-Effective Date Jurisdiction..................................................................40
         12.2. Modification of Plan..............................................................................42
         12.3. Support by S.A.C..................................................................................42

ARTICLE XIII.  Miscellaneous.....................................................................................43
         13.1. Effectuating Documents; Further Transactions; Timing..............................................43
         13.2. Exemption from Transfer Taxes.....................................................................43
         13.3. Record Date.......................................................................................43
         13.4. Exculpation.......................................................................................43
         13.5. Modifications.....................................................................................44
         13.6. Enforceability of Plan Provisions.................................................................44
         13.7. Binding Effect....................................................................................44
         13.8. Rules of Interpretation...........................................................................44
         13.9. Time..............................................................................................45
         13.10. Headings.........................................................................................45
         13.11. Notices..........................................................................................45
         13.12. Existence of Creditors' Committee After Effective Date...........................................46

                                    EXHIBITS
                                    --------

1.39              Exit Financing Commitment Letter
1.79              Form of Stockholder Agreement
3.8               Corporate Insider Claims

                                  INTRODUCTION

                  Substance Abuse Technologies, Inc., debtor and debtor in possession in the above captioned chapter 11 case (the "Debtor"), together with Steven A. Cohen and S.A.C. Capital Associates, L.L.C. (collectively, "S.A.C."), hereby propose the following plan of reorganization for the resolution of the Debtor's outstanding creditor claims and equity interests. Reference is made to the Debtor's disclosure statement (the "Disclosure Statement"), for a discussion of Debtor's history, business, properties, the chapter 11 case and projections for future operations, and for a summary and analysis of the Plan (as defined below) and certain related matters. The Debtor and S.A.C. are co-proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code. All holders of claims against and equity interests in the Debtor are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. In the event of any discrepancy between the Disclosure Statement and the Plan, the provisions of the Plan shall control.

                                   ARTICLE I.

                                   DEFINITIONS

                  For purposes of the Plan, the following terms shall have the respective meanings set forth below. Such meanings shall be equally applicable to the singular and plural forms of the terms defined. Capitalized terms used in the Plan, but not defined below, shall have the meanings ascribed thereto in the Bankruptcy Code and Bankruptcy Rules.

                  1.1.     "ADMINISTRATIVE CLAIM"

                  shall mean a claim under section 503(b) of the Bankruptcy Code that is entitled to priority under section 507(a) of the Bankruptcy Code.

                  1.2.     "AFFILIATE"

                  shall have the same meaning as in the Bankruptcy Code.

                  1.3.     "ALLOWED CLAIM"

                  shall mean a Claim (a) that has been filed and that has been listed in the Schedules and which is not a Disputed Claim or (b) which is allowed (i) in any agreement among the claimant, the Debtor, and S.A.C. entered into prior to the Confirmation Date and which has been approved by the Bankruptcy Court in a Final Order; (ii) in any agreement among the claimant, the Debtor, and S.A.C. entered into on or after the Confirmation Date; or (iii) in any contract, instrument or other agreement or document entered into in connection with the Plan. An Allowed Claim shall not include interest on the amount of such Claim from and after the Petition Date.

                  1.4.     "ALLOWED . . . CLAIM"

                  shall mean an Allowed Claim in the particular Class described, or unclassified Allowed Claims as described in Article II of the Plan.

                  1.5.     "AMENDED ARTICLES"

                  shall mean the articles of incorporation of the Reorganized Debtor, as amended and restated as of the Effective Date.

                  1.6.     "AMENDED BYLAWS"

                  shall mean the bylaws of the Reorganized Debtor, as amended and restated as of the Effective Date.

                  1.7.     "BANKRUPTCY CODE"

                  shall mean title 11 of the United States Code, 11 U.S.C. Sections 101 ET. SEQ., as now in effect or hereafter amended.

                  1.8.     "BANKRUPTCY COURT"

                  shall mean the United States Bankruptcy Court for the Southern District of Florida or, if such court ceases to exercise jurisdiction over the Case, such court or adjunct thereof that exercises jurisdiction over the Case in lieu of the United States Bankruptcy Court for the Southern District of Florida.

                  1.9.     "BANKRUPTCY RULES"

                  shall mean the Federal Rules of Bankruptcy Procedure and the Local Rules of Bankruptcy Procedure of the Bankruptcy Court, as now in effect or as hereafter amended.

                  1.10.    "BUSINESS DAY"

                  shall mean any day other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

                  1.11.    "BUYOUT POOL"

                  shall mean an amount of Cash equal to the sum of: (i) $450,000, PLUS (ii) the Performance Enhancement Amount, MINUS (iii) the aggregate amount of Cash that would have been distributed to holders of Allowed Class 5 Claims that make a Stock Pool Election, but for their decision to make such election.

                  1.12.    "CAPITAL EXPENDITURES"

                  shall mean any purchase of, acquisition of, or investment in, real estate, machinery, equipment or other fixed assets.

                  1.13.    "CASE"

                  shall mean the Debtor's case under chapter 11 of the Bankruptcy Code initiated by the filing with the Bankruptcy Court of a voluntary petition for reorganization on the Petition Date, and captioned as IN RE SUBSTANCE ABUSE TECHNOLOGIES, INC., Case No. 97-25669-BKC-RBR.

                  1.14.    "CASH"

                  shall mean all cash and cash equivalents, including, without limitation, all investments of monies of the Debtor's estate.

                  1.15.    "CAUSES OF ACTION"

                  shall mean all preference actions of the Debtor arising under section 547 of the Bankruptcy Code and all fraudulent conveyance actions of the Debtor arising under section 548 of the Bankruptcy Code and applicable state law.

                  1.16.    "CLAIM"

                  shall mean a "claim" against the Debtor within the meaning of section 101(5) of the Bankruptcy Code.

                  1.17.    "CLASS"

                  shall mean a group of Claims or Equity Interests as classified under the Plan.

                  1.18.    "CLASS 8 AMOUNT"

                  shall mean the aggregate amount of cash paid to holders of Allowed Class 8 Claims pursuant to Section 4.8 herein.

                  1.19.    "CONFIRMATION"

                  shall mean the entry of the Confirmation Order by the Bankruptcy Court.

                  1.20.    "CONFIRMATION DATE"

                  shall mean the date upon which the Confirmation Order is entered on the docket by the Clerk of the Bankruptcy Court.

                  1.21.    "CONFIRMATION HEARING"

                  shall mean the hearing before the Bankruptcy Court for the purposes of deciding whether to order Confirmation of the Plan.

                  1.22.    "CONFIRMATION ORDER"

                  shall mean an order of the Bankruptcy Court, acceptable in form and substance to the Debtor and S.A.C., after consultation with the Committee, confirming the Plan in accordance with the provisions of chapter 11 of the Bankruptcy Code.

                  1.23.    "CONTRACT REJECTION CLAIMS"

                  shall mean any claims arising from the Debtor's rejection of executory contracts or unexpired leases as provided in Section 6.1 herein.

                  1.24.    "CREDITORS' COMMITTEE"

                  shall mean the Official Committee of Unsecured Creditors of Substance Abuse Technologies, Inc. appointed by the United States Trustee in the Case pursuant to section 1102 of the Bankruptcy Code, as presently constituted or as hereinafter reconstituted.

                  1.25.    "DataMed ACQUISITION"

                  shall mean the acquisition of certain assets of the DataMed International Division of Global Med Technologies, Inc. by the Debtor pursuant to that certain Asset Purchase Agreement dated as of December 3, 1997 by and between National Medical Review Offices, Inc. and Substance Abuse Technologies, Inc.

                  1.26.    "DEBTOR"

                  shall mean have the meaning set forth in the Introduction of the Plan.

                  1.27.    "DESIGNATED MANAGEMENT CONTRACTS"

                  shall mean post-confirmation management contracts in form and substance satisfactory to Debtor and S.A.C. between Debtor and each of R. Stutman, D. Dorff and B. Valdez.

                  1.28.    "DIP INDEBTEDNESS"

                  shall mean those Claims incurred pursuant to the or evidenced by the Postpetition Financing Orders.

                 1.29.    "DISBURSING AGENT"

                  shall mean the Reorganized Debtor, in its capacity as Disbursing Agent pursuant to Section 5.3(d) herein, or any Third-Party Disbursing Agent.

                  1.30.    "DISCLOSURE STATEMENT"

                  shall have the meaning set forth in the Introduction of this Plan.

                  1.31.    "DISCLOSURE STATEMENT APPROVAL ORDER"

                  shall mean an order of the Bankruptcy Court, acceptable in form and substance to the Debtor and S.A.C., approving the Disclosure Statement in accordance with the provisions of chapter 11 of the Bankruptcy Code.

                  1.32.    "DISPUTED CLAIM"

                  shall mean (a) any Claim as to which an objection has been interposed within the period of limitation fixed by the Plan, the Confirmation Order, the Bankruptcy Code or the Bankruptcy Rules or such other time established by Bankruptcy Court and (b) any Claim listed in the Schedules as unliquidated, disputed, contingent or undetermined.

                  1.33.    "DISTRIBUTION ACCOUNT"

                  shall mean the account(s) maintained by the Disbursement Agent(s) from which all distributions of Cash shall be made pursuant to the terms of the Plan.

                  1.34.    "EFFECTIVE DATE"

                  shall mean a Business Day determined by the Debtor and S.A.C. that occurs on the same date or within twenty (20) days after the Confirmation Date provided that all conditions to the Effective Date set forth in Section 9.2 herein have been satisfied or waived pursuant to Section 9.3 herein.

                  1.35.    "ENTITY"

                  shall mean an "entity" within the meaning of section 101(15) of the Bankruptcy Code.

                  1.36.    "EQUITY INTERESTS"

                  shall mean any and all rights arising out of the ownership of any equity interest, or any right to acquire any equity interest in Debtor or any of its Affiliates, including without limitation the Old Common Stock, Old Class A Preferred Stock and Old Class B Preferred Stock.

                  1.37.    "ESTATE"

                  shall mean the estate created for the Debtor in the Case pursuant to section 541 of the Bankruptcy Code.

                  1.38.    "EXIT FINANCING AGREEMENT"

                  shall mean collectively, that certain Loan Agreement to be entered into between the Reorganized Debtor, as borrower, and S.A.C. as of the Effective Date, and all related contracts, instruments and other documents.

                  1.39.    "EXIT FINANCING COMMITMENT LETTER"

                  shall mean the letter attached hereto as Exhibit 1.39.

                  1.40.    "EXIT FINANCING FUNDS"

                  shall mean any loans made by S.A.C. pursuant to the Exit Financing Agreement.

                  1.41.    "FILE," "FILED" or "FILES"

                  shall mean file, filed or files, respectively, with the Bankruptcy Court in the Case.

                  1.42.    "FINAL DIP FINANCING ORDER"

                  shall mean the Final Order (1) Authorizing Debtor-in-Possession to Incur Post-Petition Secured Indebtedness, (2) Granting Security Interests and Priority Pursuant to 11 U.S.C. Section 364, and (3) Modifying Automatic Stay, entered by the Bankruptcy Court on October 27, 1997, as modified by the Order Granting in Part United States Trustee's Motion for Reconsideration or Rehearing of Emergency Motion for Orders Authorizing Interim and Final DIP Financing and Use of Cash Collateral, Etc. entered by the Bankruptcy Court on November 20, 1997.

                  1.43.    "FINAL DISTRIBUTION DATE"

                  shall mean a date for distribution under the Plan, which date shall be the later of (a) the date which is six months after the Initial Distribution Date or (b) a date that is not more than sixty (60) days after the date that the last remaining Disputed Claim is finally resolved.

                  1.44.    "FINAL ORDER"

                  shall mean an order, judgment, ruling or other decree of the Bankruptcy Court or any other court of competent jurisdiction, which judgment, order or other decree (a) has not been reversed, stayed, modified or amended and as to which (i) the time to appeal, petition for certiorari or seek reargument or rehearing has expired and (ii) no appeal, reargument, petition for certiorari or rehearing is pending or any right to appeal, reargue, petition for certiorari or seek rehearing has been waived in writing in a manner satisfactory to the Debtor or (b) if an appeal, reargument, petition for certiorari or rehearing thereof has been denied, the time to take any further appeal or petition for certiorari or further reargument or rehearing has expired.

                  1.45.    "GAAP"

                  shall mean generally accepted accounting principles which are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and the Board of the American Institute of Certified Public Accountants, as amended from time to time.

                  1.46.    "GENERAL UNSECURED CLAIM"

                  shall mean any Claim or portion thereof that is not entitled to priority under sections 503(b) or 507 of the Bankruptcy Code, and is not secured by property of the Debtor or its Estate, including Contract Rejection Claims.

                  1.47.    "INITIAL DISTRIBUTION DATE"

                  shall mean a date for distribution under the Plan, which date shall be designated by Reorganized Debtor as a date not more than thirty (30) days after the Confirmation Date.

                  1.48.    "INSURED CLAIM"

                  shall mean any Claim arising from an incident or occurrence that is covered under the Debtor's general liability insurance policies.

                  1.49.    "LOCAL BANKRUPTCY RULES"

                  shall mean the Local Bankruptcy Rules of the Southern District of Florida, as now in effect or as hereafter amended.

                  1.50.    "MANAGEMENT INCENTIVE PROGRAM"

                  shall mean the program described in Section 5.8 herein.

                  1.51.    "NET INCOME"

                  shall mean, for any period, the consolidated net income (or loss) of the Reorganized Debtor for such period taken as a single accounting period, after giving effect to any extraordinary gain and extraordinary loss and after taxes, determined in conformity with GAAP.

                  1.52.    "NEW COMMON STOCK"

                  shall mean the 5,000,000 shares of common stock of the Reorganized Debtor ($0.01 par value) authorized under the Amended Articles and issued and outstanding from time to time on or after the Effective Date, of which up to 1,771,469 shares will be issued to satisfy $1,575,000 of DIP Indebtedness as provided in Section 2.1(d) herein, up to 750,000 shares will be issued and available for the Management Incentive Program as provided in Section
5.8 herein, and up to 2,478,531 shares will be available for distribution to the holders of Allowed Claims as provided in Article IV hereof.

                  1.53.    "OLD CLASS A PREFERRED STOCK"

                  shall mean the Class A Preferred Stock of the Debtor outstanding prior to the Confirmation Date.

                  1.54.    "OLD CLASS B PREFERRED STOCK"

                  shall mean the Class B Preferred Stock of the Debtor outstanding prior to the Confirmation Date.

                  1.55.    "OLD COMMON STOCK"

                  shall mean the common stock of the Debtor outstanding prior to the Confirmation Date.

                  1.56.    "OTHER PRIORITY CLAIM"

                  shall mean any Claim or portion thereof that is entitled to priority under section 507 of the Bankruptcy Code other than an Administrative Claim or a Priority Tax Claim.

                  1.57.    "PERFORMANCE ENHANCEMENT AMOUNT"

                  shall mean the dollar amount, if any, by which the Debtor's aggregate negative cash operating cumulative, calculated in accordance with the Budget attached as Exhibit A to the Final DIP

Financing Order, but excluding the amount of any sale proceeds from the sale of U.S. Drug or proceeds of any other sale outside the ordinary course of business, for the period from September 10, 1997 through the Performance Enhancement Test Date is less than the dollar amount corresponding to the Performance Enhancement Test Date set forth in ordering paragraph 6(xvi) of the Final DIP Financing Order, TIMES 40%. For example, if the Confirmation Date is January 28, 1998, and the Debtor's negative cash operating cumulative from September 10, 1997 through January 23, 1998 (the Performance Enhancement Test Date) is $1,000,000, the Performance Enhancement Amount shall equal $1,103,000 minus $1,000,000 x .40 = $41,200. If Debtor's negative cash operating cumulative during the applicable period is more than the amount corresponding to the Performance Enhancement Test Date in ordering paragraph 6(xvi) of the Final DIP Financing Order, the Performance Enhancement Amount shall be zero.

                  1.58.    "PERFORMANCE ENHANCEMENT TEST DATE"

                  shall mean the date listed in ordering paragraph 6(xvi) of the Final DIP Financing Order that is prior to and closest to the Confirmation Date.

                  1.59.    "PETITION DATE"

                  shall mean September 10, 1997, the date of commencement of the Case.

                  1.60.    "PLAN"

                  shall mean this Plan of Reorganization, as modified or amended from time to time in accordance with the provisions of this Plan, the Bankruptcy Code and the Bankruptcy Rules.

                  1.61.    "POSTPETITION FINANCING ORDERS"

                  shall mean, collectively, the Preliminary Order Granting Authority to Debtor-In-Possession to Obtain Interim Financing and Use Cash Collateral and Setting Further Hearing, entered by the Bankruptcy Court on September 11, 1997, the Second Preliminary Order Granting Authority to Debtor-In-Possession to Obtain Interim Financing and Use Cash Collateral and Setting Further Hearing, entered by the Bankruptcy Court on September 26, 1997, and the Final DIP Financing Order.

                  1.62.    "PRIORITY TAX CLAIM"

                  shall mean any Claim or portion thereof entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

                  1.63.    "PRO RATA" or "PRO RATA SHARE"

                  shall mean the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in such Class.

                  1.64.    "PROFESSIONAL"

                  shall mean any professional employed in the Case pursuant to sections 327 or 1103 of the Bankruptcy Code, or any professional seeking compensation or reimbursement of expenses in connection with the Case pursuant to section 503(b)(4) of the Bankruptcy Code.

                  1.65.    "PROPORTIONAL STOCK POOL SHARE"

                  shall mean, for any particular Claim holder, a number of shares of New Common Stock equal to the number of shares in the Stock Pool times a fraction, the numerator of which shall be the amount of the Allowed Claim of such Claim holder and the denominator of which shall be the aggregate of all Class 5 Claims, Class 6 Claims, Class 7 Claims and Class 8 Claims, which Proportional Stock Pool Share shall then be rounded to the nearest whole number.

                  1.66.    "REORGANIZED DEBTOR"

                  shall mean the Debtor, or any successor thereto by merger, consolidation or otherwise, on and after the Effective Date.

                  1.67.    "S.A.C."

                  shall have the meaning set forth in the Introduction of this Plan.

                  1.68.    "S.A.C. SECURED CLAIM"

                  shall mean the prepetition Secured Claim held by S.A.C.

                  1.69.    "S.A.C. UNSECURED CLAIMS"

                  shall mean the prepetition General Unsecured Claim held by S.A.C., in the amount of $5,000,000 plus interest accrued through the Petition Date.

                  1.70.    "SCHEDULES"

                  shall mean, collectively, the schedules of assets and liabilities and the statement of financial affairs Filed by the Debtor, as required by section 521 of the Bankruptcy Code, as amended, modified or supplemented from time to time.

                  1.71.    "SECURED CLAIM"

                  shall mean any Claim secured by a valid, properly perfected security interest in property of the Debtor or its Estate.

                  1.72.    "SOUTHBROOK"

                  shall mean Southbrook International Investments, Ltd.

                  1.73.    "SOUTHBROOK AMOUNT"

                  shall mean, unless Southbrook makes a Stock Pool Election, an amount equal to the amount, if any, of the Southbrook Claim that is an Allowed Claim TIMES the percentage amount of actual cash recovery of all Allowed Class 5 Claims who receive Cash distributions from the Buyout Pool under the terms of
Section 4.5 of the Plan. For example, if the Southbrook Claim became an Allowed Claim for $750,000, and the percentage recovery of all Allowed Claims in Class 5 under the Plan is 20%, the Southbrook Amount will be $150,000. If Southbrook makes a Stock Pool Election, the Southbrook Amount shall equal zero.

                  1.74.    "SOUTHBROOK CLAIM"

                  shall mean the prepetition General Unsecured Claim held by Southbrook.

                  1.75.    "SOUTHBROOK DEBENTURES(S)"

                  shall mean any debenture(s) issued by Debtor in favor of Southbrook.

                  1.76.    "SOUTHBROOK SUBORDINATION CLAIMS"

                  shall mean any rights, claims or interests of S.A.C. against Southbrook relating to or arising from the terms of the Convertible Debenture and Preferred Stock Purchase Agreement dated May 8, 1997 between Debtor and Southbrook or any debentures issued in accordance therewith or any agreements entered into in connection therewith, including without limitation any claim or rights in favor of Debtor and/or S.A.C. arising from the subordination provisions in Section 8 of the Southbrook Debentures.

                  1.77.    "STOCK POOL"

                  shall mean an amount of the New Common Stock equal to 2,478,531 shares of New Common Stock, representing approximately 49.6% of the New Common Stock issued in accordance with Section 5.7 herein.

                  1.78.    "STOCK POOL ELECTION"

                  shall have the meaning set forth in Section 4.5 herein.

                  1.79.    "STOCKHOLDER AGREEMENT"

                  shall mean a stockholder agreement, substantially in the form of Exhibit 1.79 hereto, as the same may have been amended prior to the Confirmation Date by and among the Reorganized Debtor and all of the holders of New Common Stock.

                  1.80.    "TAX CODE"

                  shall mean the Internal Revenue Code of 1986, as now in effect or hereafter amended.

                  1.81.    "THIRD-PARTY DISBURSING AGENT"

                  shall mean any Entity designated by the Reorganized Debtor to act as the Disbursing Agent pursuant to Section 5.3(d) herein.

                  1.82.    "UNCLAIMED DISTRIBUTIONS"

                  shall mean, in respect of any Class of Claims or Equity Interests, all distributions of Cash and/or New Common Stock that are added to the Buyout Pool or are canceled and extinguished pursuant to Section 5.4 herein.

                  1.83.    "UNITED STATES TRUSTEE"

                  shall mean the United States Trustee for Region 21, which includes the Southern District of Florida.

                  1.84.    "U.S. DRUG"

                  shall mean the Debtor's formerly owned subsidiary, U.S. Drug Testing.

                                   ARTICLE II.

                    PROVISIONS FOR PAYMENT OF ADMINISTRATIVE
                         CLAIMS AND PRIORITY TAX CLAIMS

                  Administrative Claims and Priority Tax Claims are not classified in the Plan. The treatment of and consideration to be received by holders of Allowed Administrative Claims and Allowed Priority Tax Claims pursuant to this Article II of the Plan shall be in full and complete satisfaction, settlement, release and discharge of such Claims. The Debtor's obligations in respect of such Allowed Claims shall be satisfied in accordance with the terms of the Plan.

                  2.1.     ADMINISTRATIVE CLAIMS.

                           a. GENERALLY. Except as otherwise specified in this
Article II and subject to the bar date provisions herein, each holder of an Allowed Administrative Claim shall be paid in respect of such Allowed Claim the full amount thereof, in Cash, on the later of the Effective Date or the date on which such claim becomes Allowed (unless the holder of an Allowed Administrative Claim agrees to other treatment).

                           b. STATUTORY FEES. Notwithstanding any other
provisions of the Plan to the contrary, the Debtor shall pay the United States Trustee the appropriate sum required pursuant to 28 U.S.C. Section 1930(a)(6), within ten (10) days of the entry of the order confirming this Plan, for pre-confirmation periods and simultaneously provide to the United States Trustee an appropriate affidavit indicating the cash disbursements for the relevant period. The Debtor, as a reorganized debtor, shall further pay the United States Trustee the appropriate sum required pursuant to 28 U.S.C. Section 1930(a)(6) for post-confirmation periods within the time period set forth in 28 U.S.C. Section 1930(a)(6), based upon all post-confirmation disbursements made by the Reorganized Debtor, until the earlier of the closing of this case by the issuance of a Final Decree by the Bankruptcy Court, or upon the entry of an Order by the Bankruptcy Court dismissing this case or converting this case to another chapter under the United States Bankruptcy Code, and the Reorganized Debtor shall provide to the United States Trustee upon the payment of each post-confirmation payment an appropriate affidavit indicating all the cash disbursements for the relevant period.

                           c. ORDINARY COURSE LIABILITIES. Administrative Claims
based on liabilities incurred by the Debtor in the ordinary course of its business shall be assumed and paid pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claims, without any further action by the holders of such Claims.

                           d. CLAIMS UNDER OR EVIDENCED BY THE POSTPETITION
FINANCING AGREEMENT. On the Effective Date, a portion of the DIP Indebtedness equal to $1,575,000 shall be satisfied by the receipt by S.A.C. of 1,771,469 shares of New Common Stock, representing approximately 35.4% of the New Common Stock issued in accordance with Section 5.7 herein. In addition, that portion of the DIP indebtedness and/or Exit Financing Funds used to fund (I) the Buyout Pool, (ii) the Southbrook Amount and (iii) the Class 8 Amount shall convert into the amount of New Common Stock that would have been issued to holders of Allowed Class 5, 7 and 8 Claims that do not make a Stock Pool Election had such claimants made a Stock Pool Election. On the Effective Date, the DIP Indebtedness remaining after the conversion of a portion of the DIP Indebtedness to New Common Stock as described in this Section 2.1(d) shall automatically convert to debt owed under the Exit Financing Agreement as of the Effective

Date and shall be and remain an obligation of Reorganized Debtor, enforceable against Reorganized Debtor in accordance with its terms.

                  2.2.     PRIORITY TAX CLAIMS.

                  Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed to by the parties, each holder of an Allowed Priority Tax Claim shall receive, on account of such Claim, deferred Cash payments over a period not exceeding six years from the date of assessment of such Claim. Payments shall be made in equal quarterly installments of principal, plus simple interest accruing from the Effective Date at 6% per annum on the unpaid portion of each Allowed Priority Tax Claim. The first payment shall be payable on the latest of: (a) the Effective Date, (b) thirty (30) days after the date on which an order allowing such Claim becomes a Final Order and (c) such other time that is agreed to by the holder of such Claim and the Debtor or Reorganized Debtor; PROVIDED, HOWEVER, that the Reorganized Debtor shall have the right to pay any Priority Tax Claim, or any remaining balance of such Claim, in full at any time on or after the Effective Date, without premium or penalty.

                  2.3.     BAR DATE FOR ADMINISTRATIVE CLAIMS.

                           a. IN GENERAL. Except as provided in Section 2.3(b)
herein or as otherwise ordered by the Bankruptcy Court, requests for payment of Administrative Claims, including Administrative Claims of governmental units for any taxes or for penalties and interest related to such taxes, must be Filed and served on the Debtor or the Reorganized Debtor no later than thirty (30) days after the Effective Date. Any Entity that is required to File and serve a request for payment of an Administrative Claim and that fails to timely File and serve such request, shall be forever barred, estopped and enjoined from asserting such Claim against the Debtor, the Estate, the Reorganized Debtor or their respective property. Objections to any requests for payment of an Administrative Claim must be Filed and served on the Debtor, the Reorganized Debtor and the requesting party, no later than thirty (30) days after the date on which the applicable request for payment was Filed.

                           b. ORDINARY COURSE LIABILITIES. Holders of
Administrative Claims based upon Liabilities incurred by the Debtor in the ordinary course of business shall not be required to file any request for payment of such Claims.

                                  ARTICLE III.

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

                  For purposes of the Plan, all Claims and Equity Interests, except Administrative Claims and Priority Tax Claims, are classified as described in this Article. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described above in Article II, have not been classified and thus are excluded from the Classes described below. A Claim or Equity Interest is classified in a particular class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and classified in other Classes to the extent that any remainder of the Claim or Equity Interest qualifies within the description of such other Classes. A Claim or Equity Interest is also classified in a particular Class only to the extent that such Claim or Equity Interest is an Allowed Claim or Allowed Equity Interest in that Class and has not been paid, released or otherwise satisfied prior to the Effective Date.

                  3.1.     CLASS 1 CLAIMS.

                  Class 1 Claims shall consist of all Other Priority Claims.

                  3.2.     CLASS 2 CLAIMS.

                  Class 2 Claims shall consist of the S.A.C. Secured Claim.

                  3.3.     CLASS 3 CLAIMS.

                  Class 3 Claims shall consist of all Secured Claims other than the S.A.C. Secured Claim.

                  3.4.     CLASS 4 CLAIMS.

                  Class 4 Claims shall consist of all General Unsecured Claims of $250 or less, and General Unsecured Claims that the holder of which elects to reduce to $250 on the ballot provided for voting on the Plan within the time fixed by the Bankruptcy Court for completing and returning such ballot, which Claims would otherwise be classified in Class 5, absent the existence of this Class 4. A holder of a Claim that would have been classified in Class 5 absent such election may only make this election as to all of such holder's Claims in Classes 4 and 5 in the aggregate. Therefore, if a Claim holder makes an election to reduce any Class 5 Claim to $250, all of such holder's Class 4 and 5 Claims shall be reduced to $250 in the aggregate, and no Claims of such Claim holder shall remain in Class 5. To obtain classification in Class 4 for multiple General Unsecured Claims that aggregate more than $250 and would otherwise be classified in Class 5 absent the existence of this Class 4, the holder of such Claims must elect classification in Class 4 as if such Claims were, in the aggregate, one Claim.

                  3.5.     CLASS 5 CLAIMS.

                  Class 5 Claims shall consist of all General Unsecured Claims that are not otherwise classified in Class 4, Class 6, Class 7 or Class 8.

                  3.6.     CLASS 6 CLAIMS.

                  Class 6 Claims shall consist of the S.A.C. Unsecured Claim.

                  3.7.     CLASS 7 CLAIMS.

                  Class 7 Claims shall consist of the Southbrook Claim.

                  3.8.     CLASS 8 CLAIMS.

                  Class 8 Claims shall consist of all Claims of various corporate insiders of the Debtor as set forth in Exhibit 3.8 attached hereto.

                  3.9.     CLASS 9 INTERESTS.

                  Class 9 Interests shall consist of all Equity Interests.

                                   ARTICLE IV.

               TREATMENT OF CLASSES OF CLAIMS AND EQUITY INTERESTS

                  The treatment of and consideration to be received by holders of Allowed Claims and Equity Interests pursuant to this Article IV of the Plan shall be in full and complete satisfaction, settlement, release and discharge of such Claims and Equity Interests. The Debtor's obligations in respect of such Claims and Equity Interests shall be satisfied in accordance with the terms of the Plan.

                  4.1.     CLASS 1 CLAIMS (OTHER PRIORITY CLAIMS).

                  Each holder of an Allowed Class 1 Claim shall be paid in respect of such Claim the full amount thereof in Cash, on the Effective Date. Class 1 is unimpaired.

                  4.2.     CLASS 2 CLAIMS (S.A.C. SECURED CLAIM).

                  The Allowed Class 2 Claim shall be paid in full in Cash on the Effective Date. Class 2 is unimpaired. 4.3. CLASS 3 CLAIMS (SECURED CLAIMS).

                  Each Allowed Class 3 Claim shall either, at the option of the Debtor, (i) be paid in full in Cash on the Effective Date, or (ii) be reinstated as of the Effective Date, and such claim shall be paid by the Reorganized Debtor in accordance with the terms of the agreement setting forth such claim. Class 3 is unimpaired.

                  4.4.     CLASS 4 CLAIMS (CONVENIENCE CLAIMS).

                  Each holder of an Allowed Class 4 Claim shall be paid in respect of such Claim the full amount thereof, in Cash, on the Effective Date. Class 4 is unimpaired.

                  4.5.     CLASS 5 CLAIMS (GENERAL UNSECURED CLAIMS).

                  Each holder of an Allowed Class 5 Claim shall receive in respect of such Claim, either (a) Cash or (b) Stock in the Reorganized Debtor, as described herein. If such holder so elects on the ballot provided for voting on the Plan within the time fixed by the Bankruptcy Court for completing and returning such ballot (such election, a "Stock Pool Election"), and if such holder first executes a signature page to the Stockholder Agreement, the Claimant shall receive a distribution of such claimholder's Proportional Stock Pool Share on the Initial Distribution Date. A holder of an Allowed Class 5 Claim may only make a Stock Pool Election as to all of such holder's aggregate Allowed Class 5 Claims. In the absence of a Stock Pool Election, or in the event the Claim holder fails to timely file a ballot, the holder of an Allowed Class 5 Claim shall receive in respect of such Claim a distribution of its proportionate share of the Buyout Pool (based on the proportion such Claimant's Allowed Class 5 Claim bears to all Allowed Class 5 Claims that are paid from the Buyout Pool), on the Initial Distribution Date. Class 5 is impaired.

                  4.6.     CLASS 6 CLAIMS (S.A.C. UNSECURED CLAIM).

                  The holder of the Allowed Class 6 Claim shall receive in respect of such Claim, if such holder first executes a signature page to the Stockholders Agreement, a distribution of its Proportional Stock Pool Share on the Initial Distribution Date. Class 6 is impaired.

                  4.7.     CLASS 7 CLAIMS (SOUTHBROOK CLAIMS).

                  Subject to the Bankruptcy Court's resolution of the Southbrook Subordination Claims, each holder of an Allowed Class 7 Claim shall receive in respect of such Claim if such holder makes a Stock Pool Election, and if such holder first executes a signature page to the Stockholder Agreement, a distribution of such claimholder's Proportional Stock Pool Share. A holder of an Allowed Class 7 Claim may only make a Stock Pool Election as to all of such holder's aggregate Allowed Class 7 Claims. In the absence of a Stock Pool Election, or in the event the Claim holder fails to timely file a ballot, the holder of an Allowed Class 7 Claim shall receive, subject to the Bankruptcy Court's resolution of the Southbrook Subordination Claims, in respect of such Claim a distribution of Cash equal to the Southbrook Amount. Any and all distributions of Cash to Southbrook and/or distributions to Southbrook from the Stock Pool shall be held in trust by the Reorganized Debtor pending the Bankruptcy Court's resolution of the Southbrook Subordination Claims in accordance with Section 11.3 herein. S.A.C. intends to seek, in accordance with
Section 11.3 herein, a Bankruptcy Court order requiring that all distributions to which Southbrook would otherwise be entitled under this Plan shall instead be distributed to S.A.C. in recognition of S.A.C.'s rights with respect to the Southbrook Subordination Claims. Class 7 is impaired.

                  4.8.     CLASS 8 CLAIMS (INSIDER CLAIMS).

                  Each holder of an Allowed Class 8 Claim shall receive in respect of such Claim, if such holder makes a Stock Pool Election and if such holder first executes a signature page to the Stockholder Agreement, a distribution of such claimholder's Proportional Stock Pool Share. A holder of an Allowed Class 8 Claim may only make a Stock Pool Election as to all of such holder's aggregate Allowed Class 8 Claims. In the absence of a Stock Pool Election, or in the event the claimholder fails to timely file a ballot, the holder of an Allowed Class 8 Claim shall receive in respect of such Claim a distribution of Cash equal to such claimholder's Allowed Class 8 Claim times the percentage of actual cash recovery of all Allowed Class 5 Claims who receive Cash distributions from the Buyout Pool under the terms of Section 4.5 of the Plan. Class 8 is impaired.

                  4.9.     CLASS 9 INTERESTS.

                  Holders of Class 9 Interests shall receive nothing under the Plan. All Class 9 Interests shall be deemed canceled, extinguished and of no further force and effect on the Effective Date. Class 9 is impaired.

                                   ARTICLE V.

                      MEANS FOR IMPLEMENTATION OF THE PLAN

                  5.1. CONTINUED CORPORATE EXISTENCE; REVESTING OF ASSETS IN THE REORGANIZED DEBTOR.

                  The Debtor shall, as the Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, with all of the powers of a corporation under applicable law and without prejudice to any right to alter or terminate its existence (whether by merger or otherwise). Except as otherwise provided in the Plan or any contract, instrument or other agreement or document created in connection with the Plan, on the Effective Date, all property of the Estate, including all claims and causes of action, and any property acquired by the Debtor or the Reorganized Debtor under or in connection with the Plan, shall revest in the Reorganized Debtor free and clear of all Claims, liens, charges, other encumbrances and Equity Interests of holders thereof. On and after the Effective Date, the

Reorganized Debtor may operate its business and may use, acquire and dispose of property and compromise or settle any Claims or Equity Interests, without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, the Debtor or the Reorganized Debtor may pay the charges that it incurs on or after the Confirmation Date for Professionals' fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

                  5.2.     FUNDING.

                  a. THE EXIT FINANCING AGREEMENT   On the Effective Date,
Lender shall provide Reorganized Debtor with funds pursuant to the terms of an Exit Financing Agreement to be executed between the Lender, Debtor and Reorganized Debtor, which funds, along with the other funds that will be contributed to the Distribution Account as described in Section 5.2(b) hereof, will be sufficient to make the payments to Creditors in accordance with the terms of the Plan. The terms of the Exit Financing Agreement are identified in the Exit Financing Commitment Letter attached hereto and incorporated herein as
Exhibit 1.40.

         On or before the Effective Date, the Debtor will draw the maximum amount permitted under the Financing Orders and will borrow up to the maximum amount permitted under the Exit Financing Agreement. On the Effective Date, the Reorganized Debtor will use the DIP Indebtedness, Exit Financing Funds and its available cash to make the payments under the Plan. The Reorganized Debtor shall repay the DIP Indebtedness and Exit Financing Funds to Lender with a combination of New Common Stock in the Reorganized Debtor and promissory notes, all as more fully described in Section 2.1(d) herein and Exhibit 1.79 hereto.

                  b. THE DISTRIBUTION ACCOUNT   On the Effective Date, and from
time to time thereafter, the Reorganized Debtor shall segregate and deposit into the Distribution Account, Cash in an amount sufficient to make payments due to the holders of Allowed Claims in accordance with the terms of the Plan. The Distribution Account shall be funded with the Debtor's available cash, the DIP Indebtedness and the Exit Financing Funds. The Distribution Account shall be the source of funding for all Cash payments to be made to the holders of Allowed Claims under the Plan, and Cash in the Distribution Account shall be held in trust for the benefit of all creditors receiving distributions under the Plan.

                  5.3.     DISTRIBUTIONS UNDER THE PLAN.

                           a. IN GENERAL. Except to the extent that any Allowed
Claim, or portion thereof, has been paid by Debtor pursuant to a previous order of the Bankruptcy Court or, after the Effective Date, except pursuant to an agreement of the parties, all distributions under the Plan shall be made by the Reorganized Debtor to the holder of each Allowed Claim. To the extent a creditor holds more than one Allowed Claim in a Class of Claims, all Allowed Claims in such Class held by such holder shall be aggregated and treated as one Allowed Claim in such Class for distribution purposes only.

                           b. METHOD OF CASH PAYMENTS. Any Cash payment made by
the Reorganized Debtor pursuant to the Plan shall be in U.S. dollars, either by check drawn on the Distribution Account or wire transfer therefrom.

                           c. TIMING OF DISTRIBUTIONS ON ACCOUNT OF CLAIMS
ALLOWED AS OF THE EFFECTIVE DATE. Except as otherwise provided in this Article V, or as may be ordered by the Bankruptcy Court or agreed to by the parties, distributions to be made on the Effective Date on account of Claims that are allowed as of the Effective Date shall be made on the Effective Date or as soon as practicable thereafter. Distributions on account of Claims that become Allowed Claims after the Effective Date shall be made pursuant to Article IV above and Section 5.5 herein. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be due on the next succeeding Business Day. New Common Stock to be issued shall be deemed issued as of the Effective Date regardless of the date on which such securities are actually distributed.

                           d. DISBURSING AGENT. The Reorganized Debtor (in its
capacity as Disbursing Agent), shall make all distributions of Cash and New Common Stock required under the Plan. The Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by the Plan. The Disbursing Agent shall serve without bond.

                           e. DELIVERY OF DISTRIBUTIONS. Distributions to
holders of Allowed Claims shall be made: (a) at the addresses set forth in the proofs of Claim Filed by such holders; (b) at the addresses set forth in any written notices of address change delivered to the Debtor after the date on which any related proof of Claim was Filed; or (c) at the addresses reflected in the Schedules relating to the applicable Claim if no proof of Claim has been Filed and the Debtor has not received a written notice of a change of address.

                           f. SETOFF. The Reorganized Debtor may, pursuant to
section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that the Debtor or the Reorganized Debtor may hold against the holder of such Allowed Claim which have not been waived pursuant to this Plan; PROVIDED, HOWEVER, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor or the Reorganized Debtor of any such claims, rights and causes of action that the Debtor or the Reorganized Debtor may possess against such holder. To the extent that the Reorganized Debtor fails to effect a setoff with a third party and seeks to collect a claim from such third party after a distribution to such third party pursuant to the Plan on account of its Claim, the Reorganized Debtor's recovery on its claim against such third party shall be limited to an amount that does not exceed the amount that would have been recovered had the claim against the third party been set off against the third party's Claim prior to any distribution to the third party on account of its Claim pursuant to the Plan.

                           g.       COMPLIANCE WITH TAX REQUIREMENTS.

                                    (i) In connection with the Plan, to the
extent applicable, the Disbursing Agent shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

                                    (ii) Notwithstanding any other provision of
the Plan, each Entity receiving a distribution of Cash or New Common Stock pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution.

                  5.4.     UNCLAIMED AND UNDELIVERABLE DISTRIBUTIONS.

                           a. NON-NEGOTIATED CHECKS. If the holder of an Allowed
Claim fails to negotiate a check issued to such holder pursuant to Article IV of the Plan within six months after the date such check was issued, then the amount of Cash attributable to such check shall be deemed to be an Unclaimed Distribution in respect of such holder's Class of Claims and the payee of such check shall be deemed to have no further Claim in respect of such check and shall not be entitled to participate in any further distributions under the Plan. All other Unclaimed Distributions shall be added to the Buyout Pool and shall be distributed in accordance with the terms of this Plan governing the Buyout Pool.

                           b. RETURNED AND UNDELIVERABLE DISTRIBUTIONS. In the
case of distributions to the holders of Allowed Claims of Cash and New Common Stock made pursuant to Article IV of the Plan that are returned to the Reorganized Debtor due to an incorrect or incomplete address or that is otherwise undeliverable, no further distributions shall be made to such holder unless and until the Disbursing Agent is notified in writing of such holder's then-current address. Undeliverable distributions shall remain in the possession of the Disbursing Agent pursuant to this Section 5.4(b) until such time as a distribution becomes deliverable, subject to the limitations of Section 5.4(d) herein. Undeliverable Cash (including Cash dividends and distributions on undeliverable New Common Stock) shall be held in trust in the Distribution Account for the benefit of the potential claimants of such funds, and shall be accounted for separately. Any Disbursing Agent holding undeliverable Cash shall invest such Cash in a manner consistent with the Reorganized Debtor's investment and deposit guidelines.

                           c. AFTER DISTRIBUTIONS BECOME DELIVERABLE. After a
previously undeliverable distribution becomes deliverable, the Disbursing Agent shall make such distribution to the Holder of the applicable Claim within fifteen (15) days. Such distribution shall include: (i) matured and payable interest, if any, at the rate provided for the Class on account of which the distribution is made and (ii) any dividends or other payments made on account of the distribution.

                           d. FAILURE TO CLAIM UNDELIVERABLE DISTRIBUTIONS. Any
holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable distribution within six (6) months after the Effective Date shall have its claim for such undeliverable distribution discharged and shall be forever barred from asserting any such claim for an undeliverable distribution against the Reorganized Debtor or its property. In such cases: (i) any Cash held for distribution on account of such claims shall be added to the Buyout Pool and shall be distributed in accordance with the terms of this Plan governing the Buyout Pool and (ii) any New Common Stock held for issuance on account of such claims for undeliverable distributions shall either be canceled or held as treasury shares, as the board of directors of the Reorganized Debtor may determine is appropriate. Notwithstanding Section 5.3(e), nothing contained in the Plan shall require the Debtor, the Reorganized Debtor or any Disbursing Agent to attempt to locate any holder of an Allowed Claim.

                  5.5.     TREATMENT OF DISPUTED CLAIMS.

                  Disputed Claims shall be treated as follows under the Plan:

                           a. OBJECTIONS TO CLAIMS. Any and all objections to
any Claim must be Filed by the date, if any, set forth in the Disclosure Statement Approval Order, or as otherwise set by order of the Bankruptcy Court; PROVIDED, HOWEVER, that the Debtor shall not be required to File an objection to a Disputed Claim or a Claim for which no proof of Claim was Filed, which Claims shall be barred and disallowed in their entirety.

                           b. AUTHORITY TO PROSECUTE. As of the Effective Date,
the Debtor and the Reorganized Debtor shall have the sole and exclusive authority to settle, compromise, withdraw or litigate to judgment objections to Claims, with the exception of those disputes expressly preserved pursuant to
Section 11.3 herein. As of the Effective Date, the Post-Confirmation Creditors' Committee will have a limited role of commenting on proposed settlements of Disposed Claims, as described in Section 13.12 hereof. As of the Effective Date, the Debtor or the Reorganized Debtor may settle or compromise any Claim without approval of the Bankruptcy Court, unless an objection to such Claim shall have been timely filed with the Bankruptcy Court.

                           c. TREATMENT OF DISPUTED CLAIMS. Notwithstanding any
other provisions of the Plan, no payments or distributions shall be made on account of a Disputed Claim until such Claim becomes an Allowed Claim. For purposes of receiving distributions pursuant to the Plan, each creditor that has Filed one or more proofs of Claim against the Debtor shall be deemed to hold one Claim against the Debtor. The Reorganized Debtor shall distribute to the holder of any Disputed Claim that has become an Allowed Claim after the Effective Date the aggregate amount of Cash distributable on account of such Claim as of the date such Claim shall become an Allowed Claim pursuant to the terms of the Plan for distribution purposes only. Distributions on Disputed Claims which become Allowed Claims after the Effective Date shall be made within fifteen (15) days after the Order allowing such claim becomes final and non-appealable.

                           d. PROPORTIONAL STOCK POOL SHARE OF DISPUTED CLAIMS
THAT ARE NOT ALLOWED. On the Final Distribution Date, all New Common Stock in the Stock Pool attributable to any Disputed Claim which has not become an Allowed Claim shall be distributed to the Reorganized Debtor to be held as treasury stock or cancelled, at the option of the Reorganized Debtor.

                  5.6.     CANCELLATION OF EXISTING EQUITY INTERESTS.

                  On the Effective Date, the Old Common Stock, the Old Class A Preferred Stock, the Old Class B Preferred Stock and any other Equity Interests shall, without further action by the Debtor or the Reorganized Debtor under any applicable agreement, law, regulation, order or rule, be deemed canceled and of no further force or effect. As of the Effective Date, the obligations of the Debtor and the Reorganized Debtor under the Old Common Stock, the Old Class A Preferred Stock and the Old Class B Preferred Stock shall be discharged, and the holder of such stock shall have no rights arising from or relating to such securities or other related documentation, or the cancellation thereof, except the rights provided pursuant to the Plan.

                  5.7.     ISSUANCE OF NEW COMMON STOCK.

                  On the Effective Date, the Reorganized Debtor shall be authorized to issue up to 50,000,000 shares of New Common Stock, of which up to 1,771,469 shares will be issued to satisfy $1,575,000 of DIP Indebtedness as provided in Section 2.1(d) herein, up to 750,000 shares will be issued and available for the Management Incentive Program as provided in Section 5.8 herein, and up to 2,478,531 shares will be available for distribution to the holders of Allowed Claims as provided in Article IV hereof. Pursuant to 11 U.S.C. Section 1145, the issuance of the New Common Stock shall be exempt from
Section 5 of the Securities Act of 1933 and any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security. All stock distributed pursuant to the Plan will be New Common Stock and, if properly issued to an Entity entitled to receive such New Common Stock pursuant to the terms of the Plan, shall be deemed issued as of 12:00 a.m. on the Effective Date. The New Common Stock shall not be publicly traded. Except as otherwise expressly provided in the Plan, all shares of New Common Stock shall bear the same rights and privileges. The New Common Stock shall have such rights with respect to dividends, liquidation and other matters as are set forth in the amended certificate of incorporation of Reorganized Debtor and/or the Stockholder Agreement. Upon Confirmation of the Plan, all New

Common Stock shall automatically be subject to and governed by the terms of the Stockholder Agreement regardless of whether the Stockholder Agreement is executed by any holder of New Common Stock.

                  5.8.     MANAGEMENT INCENTIVE PROGRAM.

                  Reorganized Debtor shall institute a management incentive program prior to the Confirmation Date under which a number of shares of New Common Stock, not to exceed 750,000 shares of New Common Stock, representing approximately 15% of the New Common Stock issued in accordance with Section 5.7 herein, may be issued to employees, officers and directors of Reorganized Debtor on or after the Effective Date as provided in the Plan or the Disclosure Statement or thereafter on such terms and conditions as Reorganized Debtor may determine in its sole discretion.

                                   ARTICLE VI.

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  6.1. ASSUMPTION OR REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

                  All executory contracts or unexpired leases that exist between the Debtor and any Entity shall be assumed or rejected pursuant to a separate motion or pursuant to an order of the Bankruptcy Court by the Confirmation Date. To the extent an executory contract is not assumed or rejected by separate order on or prior to the Confirmation Date, such executory contract shall be deemed rejected. Any Entity that desires to file a Contract Rejection Claim arising from the rejection of such unexpired lease or executory contract shall have the right to file such a Claim within 30 days after the Confirmation Date.

                                  ARTICLE VII.

                 CORPORATE GOVERNANCE OF THE REORGANIZED DEBTOR

                  7.1.     GENERAL.

                  On the Effective Date, the management, control and operation of the Reorganized Debtor shall become the responsibility of the board of directors of the Reorganized Debtor, who shall thereafter have the responsibility for the management, control and operation of the Reorganized Debtor.

                  7.2.     BOARD OF DIRECTORS.

                  The composition of the initial board of directors of the Reorganized Debtor shall be as provided in the Disclosure Statement or as disclosed prior to or during the hearing on confirmation of the Plan. Such disclosure shall contain sufficient information regarding such individuals' identities and affiliations to comply with section 1129(a)(5) of the Bankruptcy Code.

                  7.3.     OFFICERS.

                  The Disclosure Statement or an exhibit thereto shall contain sufficient information regarding identities, affiliations and compensation of the officers of the Reorganized Debtor to comply with section 1129(a)(5) of the Bankruptcy Code. Any prepetition employment agreement between a current officer and the Debtor shall be deemed rejected as of the Effective Date. The post-petition employment agreements identified in the Disclosure Statement shall be deemed to be in full satisfaction of any claims of any current officer of the Debtor arising from the rejection of pre-petition employment agreements pursuant to this Section 7.3.

                  7.4.     EMPLOYMENT AGREEMENTS.

                  As of the Effective Date, the Reorganized Debtor shall have the authority to (a) enter into employment, retirement, indemnification and other agreements, supplements or modifications with its active directors, officers and employees and (b) implement retirement income plans, welfare benefit plans and other incentive plans in which directors, officers and other active employees of the Reorganized Debtor may be eligible to participate, all as described in the Disclosure Statement.

                  7.5.     NO CORPORATE ACTION REQUIRED.

                  As of the Effective Date, the adoption of the Amended Articles and Amended Regulations or other or similar constituent documents for the Reorganized Debtor; the initial selection of directors and officers for the Reorganized Debtor; the distribution of Cash and issuance and distribution of the New Common Stock; the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements related to or contemplated by the Plan; the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, retirement income plans, welfare benefit plans and other employee plans and related agreements; and the other matters provided for under or in furtherance of the Plan involving corporate action to be taken by or required of the Debtor or the Reorganized Debtor shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without further order of the Bankruptcy Court or any requirement of further action by shareholders or directors of the Debtor or the Reorganized Debtor, and with like effect as if such actions had been taken by unanimous action of the shareholders and directors of the Debtor or the Reorganized Debtor, as applicable. As of the Effective Date, the term of each of the officers and directors of the Debtor not continuing in office, if any, shall terminate pursuant to the Confirmation Order without any further action by the shareholders or directors of the Debtor or the Reorganized Debtor.

                  7.6.     AMENDED ARTICLES AND AMENDED BYLAWS.

                  As of the Effective Date, the articles of incorporation and bylaws of the Reorganized Debtor shall be amended and restated substantially in the forms of the Amended Articles and Amended Bylaws. The Amended Articles shall, among other things: (a) prohibit the issuance of non-voting equity securities, to the extent required by section 1123(a) of the Bankruptcy Code, and (b) authorize the issuance of the New Common Stock and such other acts as may be necessary to effectuate the Plan. After the Effective Date, the Reorganized Debtor may amend and restate the Amended Articles and Amended Bylaws as permitted by applicable nonbankruptcy law and the Stockholder Agreement.

                                  ARTICLE VIII.

                              DISCHARGE; INJUNCTION

                  8.1.     DISCHARGE OF DEBTOR.

                           a. Except as otherwise provided in the Plan or the
Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Equity Interests under the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims and termination of all Equity Interests, including any accrual of interest Claims from the Petition Date. Except as provided in the Plan or the Confirmation Order, Confirmation shall: (i) discharge the Debtor from all Claims or other debts that arose before the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (I) a proof of Claim based on such debt is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (II) a Claim based on such debt is allowed pursuant to section 502 of the bankruptcy Code or (III) the holder of a Claim based on such debt has accepted the Plan; and (ii) terminate all Equity Interests and other rights of equity security holders in the Debtor.

                           b. As of the Confirmation Date, except as otherwise
provided in the Plan or the Confirmation Order, all Entities shall be precluded from asserting against the Debtor, the Reorganized Debtor or their respective property, any other or further claims, debts, rights, causes of action, liabilities or equity interests based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtor and termination of all such Equity Interests and other rights of equity security holders in the Debtor, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtor at any time, to the extent that such judgment relates to a discharged Claim.

                  8.2.     INJUNCTIONS.

                           a. Except as otherwise provided in the Plan or the
Confirmation Order, as of the Confirmation Date, all Entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Equity Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Equity Interests or rights: (i) commencing or continuing in any manner any action or other proceeding against the Debtor, the Reorganized Debtor or their respective property, (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtor, the Reorganized Debtor or their respective property; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtor, the Reorganized Debtor or their respective property, (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtor, the Reorganized Debtor or their respective property; and (v) commencing or continuing any action, in any manner, in any place, that does not comply with or is inconsistent with the provisions of the Plan.

                           b. As of the Confirmation Date, all Entities that
have held, currently hold or may hold a claim or other debt or liability that is released pursuant to Section 11.4 herein are permanently enjoined from taking any of the following actions on account of such released claims, debts or liabilities: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any such releasing entity; and (v) commencing or continuing any action, in any manner or in any place, that does not comply with or is inconsistent with the provisions of the Plan. Nothing set forth herein shall preclude creditors from defending objections to proofs of claim.

                                   ARTICLE IX.

                      CONDITIONS PRECEDENT TO CONFIRMATION
                          AND EFFECTIVENESS OF THE PLAN

                  9.1.     CONDITIONS TO CONFIRMATION.

                           Confirmation of the Plan shall not occur until the
Bankruptcy Court shall have entered the Confirmation Order, and the Confirmation Order shall not have been stayed and shall be in full force and effect or any of the foregoing shall have been waived pursuant to Section 9.3 below.

                  9.2.     CONDITIONS TO EFFECTIVENESS.

                  The Plan shall not become effective unless and until each of the following conditions shall have been satisfied or duly waived pursuant to
Section 9.3 herein:

                           a. The Confirmation Order shall have been entered and
shall have become a Final Order;

                           b. The Reorganized Debtor shall have obtained the
proceeds of the Exit Financing Facility, and such proceeds shall, in the judgment of the Debtor, be sufficient to enable it to satisfy its obligations under the Plan and meet its ordinary and peak working capital requirements, as determined by the Debtor;

                           c. The DataMed Acquisition shall have closed on or
before the Effective Date;

                           d. Designated Management Contracts in form and
substance satisfactory to Debtor and S.A.C. shall have been executed; and

                           e. Administrative Claims specified in Section 2.1(b)
herein shall have been paid in full as provided in Section 2.1(b) herein.

                           f. The Effective Date shall occur no later than
June 1, 1998.

                  9.3.     WAIVER OF CONDITIONS.

                  The Debtor and S.A.C., in their discretion, may waive, by a writing signed by an authorized representative of the Debtor and S.A.C. and served on counsel for the Creditors' Committee and the United States Trustee, one or more of the conditions to confirmation and effectiveness of the Plan set forth in Sections 9.1 and 9.2 herein, without any requirement of further Bankruptcy Court approval.

                  9.4.     EFFECT OF FAILURE OF CONDITION.

                  In the event that a condition specified in Section 9.2 herein has not occurred on or before sixty (60) days after the Confirmation Date, or has not been duly waived pursuant to Section 9.3 herein, and upon notification submitted by the Debtor and S.A.C. to the Bankruptcy Court and counsel for the Creditors' Committee and the U.S. Trustee, except as may otherwise be provided in the Confirmation Order, (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtor and all holders of Claims and Equity Interests shall be restored to the STATUS QUO ANTE as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred and (d) all of the Debtor's obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtor or any other person or to prejudice in any manner the rights of the Debtor or any other person in any further proceedings involving the Debtor. If the Confirmation Order is vacated pursuant to this Section 9.4, the Plan shall be deemed null and void in all respects, including the discharge of Claims and termination of Equity Interests pursuant to section 1141 of the Bankruptcy Code and the assumptions, assumptions and assignments or rejections of executory contracts and unexpired leases pursuant to Article VI above.

                                   ARTICLE X.

                         CONFIRMATION WITHOUT ACCEPTANCE
                             BY ALL IMPAIRED CLASSES

                  10.1.    CRAMDOWN.

                  The Debtor may request Confirmation under section 1129(b) of the Bankruptcy Code if any impaired Class does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. In that event, the Debtor reserves the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code so requires.

                                   ARTICLE XI.

            SUBORDINATION RIGHTS; SETTLEMENT AND COMPROMISE; RELEASES

                  11.1.    TERMINATION OF SUBORDINATION RIGHTS.

                  The classification and manner of satisfaction of all Claims and Equity Interests under the Plan take into consideration all contractual, legal and equitable subordination rights, whether arising under general principles of equitable subordination, section 510(c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Equity Interest or the Debtor may have against other Claim holders with respect to any distribution made pursuant to the Plan, and rights to assert all manner of recharacterization claims and related causes of action. Except as otherwise specified in Section 11.3 herein, on the Confirmation Date all contractual, legal and equitable subordination rights that a holder of a Claim or Equity Interest or the Debtor may have with respect to any distribution to be made pursuant to the Plan, and rights to assert all manner of recharacterization claims and related causes of action, shall be discharged and terminated, and all actions related to the enforcement of such subordination rights and rights to assert all manner of recharacterization claims and related causes of action shall be permanently enjoined. Accordingly, distributions pursuant to the Plan to holders of Allowed Claims shall not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by any beneficiary of such terminated subordination rights.

                  11.2.    SETTLEMENT OF CLAIMS.

                  Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the Plan, except as specified in Section 11.3 herein, shall constitute a good faith compromise and settlement of all claims or controversies relating to the termination of all contractual, legal and equitable subordination rights, and rights to assert all manner of recharacterization claims and related causes of action that a holder of a Claim or an Equity Interest or the Debtor may have with respect to any Allowed Claim or Allowed Equity Interest, or any distribution to be made pursuant to the Plan on account of such Allowed Claim or Allowed Equity Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtor, the Reorganized Debtor and their respective property and Claim and Equity Interest holders, and is fair, equitable and reasonable.

                  11.3.    PRESERVATION OF RIGHTS OF ACTION.

                           a. Any claims of S.A.C. against any holder of an
Allowed Class 8 Claim regarding, related to or arising from issues of subordination, contractual interference and/or disgorgement shall be preserved for post-confirmation resolution by the Bankruptcy Court (or any other court of competent jurisdiction).

                           b. All Southbrook Subordination Claims shall be
preserved for post-confirmation resolution by the Bankruptcy Court (or any other court of competent jurisdiction), PROVIDED THAT S.A.C. shall have initiated an action in the Bankruptcy Court (or any other court of competent jurisdiction) within sixty (60) days after the Effective Date seeking resolution of the Southbrook Subordination Claims. All distributions allocated to Southbrook pursuant to this Plan, including but not limited to all such distributions pursuant to Section 4.7 herein, shall be escrowed (i) if S.A.C. initiated an action in the Bankruptcy Court (or any other court of competent jurisdiction) within sixty (60) days after the Effective Date as described above, until the Bankruptcy Court (or any other court of competent jurisdiction) has issued a Final Order resolving the Southbrook Subordination Claims, (ii) if S.A.C. does not initiate an action in the Bankruptcy Court (or any other court of competent jurisdiction) within sixty (60) days after the Effective Date as described above, until sixty-one (61) days after the Effective Date, or (iii) as Southbrook and S.A.C. and Debtor may agree by a stipulation to be Filed with the Bankruptcy Court.

                           c. Except as otherwise provided in the Plan or in any
contract, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtor shall retain and may enforce any claims, rights and causes of action, including without limitation, the Causes of Action that the Debtor or the Estate may hold against any Entity. The Reorganized Debtor or its successors may pursue such retained claims, rights or causes of action, as appropriate, in accordance with the best interests of the Reorganized Debtor.

                  11.4.    RELEASES.

                           a. As of the Effective Date, and in consideration of
the property to be distributed to or on behalf of holders of Allowed Claims and Equity Interests pursuant to Article IV of the Plan, all holders of Allowed Claims and Equity Interests shall be deemed to have released the Debtor and the Reorganized Debtor, and each of their respective agents, members, affiliates, owners, shareholders, advisors, retained professionals, representatives, officers and directors (each of the foregoing solely in their capacity as such) of and from any and all Claims, causes of action, obligations, rights and liabilities (other than the right to enforce the Debtor's or the Reorganized Debtor's obligations under the Plan) that such holder may be entitled to assert, whether known or unknown, foreseen or unforeseen, then existing or thereafter arising, based in whole or in part upon any act, omission or other occurrence taking place on or prior to the Effective Date in any way relating to any pre or postpetition act or omission of the Debtor, to the Case or to the Plan. The Confirmation Order shall enjoin the prosecution, whether directly, derivatively or otherwise, of any claim, debt, right, cause of action or liability released or to be released pursuant to this Section 11.4. Nothing in this Section 11.4(a) shall release any claim of an Entity against any Entity based upon matters that are independent of such Entity's relationship with the Debtor (e.g., the release of the Debtor's directors in their capacity as such shall not release any Entity's claims against any director in such director's individual capacity).

                           b. The Debtor, any party claiming by or through the
Debtor, any of its respective agents, members, affiliates, owners, shareholders, advisors, retained professionals, representatives, officers and directors, and any and all parties in interest holding any Claim against S.A.C. or any of S.A.C.'s agents, members, affiliates, owners, shareholders, advisors, retained professionals, representatives, officers and directors which is derived from the lender/borrower relationship between S.A.C. and the Debtor arising from the S.A.C. Secured Claim, the S.A.C. Unsecured Claim, the Postpetition Financing Orders or the Plan, or any matters relating to any of the foregoing, shall be deemed to have fully released S.A.C. and any of S.A.C.'s agents, members, affiliates, owners, shareholders, advisors, professionals, representatives, officers and directors as of the Effective Date, and shall be permanently enjoined from any attempted prosecution against S.A.C. of any such actions, causes of action, Claims, liabilities or obligations, whether in law or in equity, which any of them may have. Without limiting the scope of the foregoing release, as of the Effective Date, all payments received prior to the Effective Date by S.A.C. from the Debtor pursuant to the S.A.C. Secured Claim, the S.A.C. Unsecured Claim or the Postpetition Financing Orders shall be irrevocably vested in S.A.C., and shall not serve as a basis for a Claim by any party against S.A.C. This provision shall not affect: (i) the rights of the Debtor to dispute any component of the Administrative Claim of S.A.C. in accordance with the terms of the Postpetition Financing Orders, or (ii) the rights of the Debtor under any agreements entered into with S.A.C. that are effective beginning on or after the Effective Date.

                           c. The Debtor, any party claiming by or through the
Debtor, any of its respective agents, members, affiliates, owners, shareholders, advisors, retained professionals, representatives, officers and directors, and S.A.C., any of S.A.C.'s agents, members, affiliates, owners, shareholders, advisors, retained professionals, representatives, officers and directors shall be deemed to have fully released the Creditors' Committee, the Committee's retained professionals, and any of the Creditors' Committee's members, as of the Effective Date, and shall be permanently enjoined from any attempted prosecution against the Creditors' Committee, retained professionals and members of any such actions, causes of action, Claims, liabilities or obligations, whether in law or in equity, which any of them may have; PROVIDED, HOWEVER, that such release and injunction shall only apply to release the Creditors' Committee and its members in their capacity as the Creditors' Committee and as Creditors' Committee members, respectively, and shall not release the Creditors' Committee or its members from any claim of S.A.C. or the Debtor or either of S.A.C.'s or the Debtor's agents, members, affiliates, owners, shareholders, advisors, retained professionals, representatives, officers and directors which claims exist independently of the existence of the Creditors' Committee or of the members of the Creditors' Committee having served as members.

                                  ARTICLE XII.

                            RETENTION OF JURISDICTION

                  12.1.    POST-EFFECTIVE DATE JURISDICTION.

                  Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Case after the Effective Date as is legally permissible, including jurisdiction to:

                           a. Allow, disallow, determine, liquidate, classify,
estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Equity Interests:

                           b. Grant or deny any applications for allowance of
compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

                           c. Resolve any matters related to the assumption,
assumption and assignment or rejection of any executory contract or unexpired lease to which any Debtor is a party or with respect to which any Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom or cure amounts related thereto;

                           d. Ensure that distributions to holders of Allowed
Claims are accomplished pursuant to the provisions of the Plan;

                           e. Decide or resolve any motions, adversary
proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtor that may be pending on the Effective Date;

                           f. Enter such orders as may be necessary or
appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided herein;

                           g. Resolve any cases, controversies, suits or
disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or the Confirmation Order, including the release and injunction provisions set forth in and contemplated by the Plan and the Confirmation Order, or any Entity's obligations incurred in connection with the Plan or the Confirmation Order, and including the claims preserved by Section
11.3 herein;

                           h. Modify the Plan before or after the Effective Date
pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

                           i. Issue injunctions, enter and implement other
orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation or enforcement of the Plan or the Confirmation Order, except as otherwise provided herein;

                           j. Enter and implement such orders as are necessary
or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

                           k. Determine any other matters that may arise in
connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided herein; and

                           l. Enter an order concluding the Case.

                  12.2.    MODIFICATION OF PLAN.

                  Modifications of the Plan may be proposed in writing by the Debtor and S.A.C. jointly at any time before confirmation, provided that the Plan, as modified, meets the requirements of Bankruptcy Code sections 1122 and 1123, and the Debtor and S.A.C. shall have complied with Bankruptcy Code section 1125. The Plan may be modified at any time after confirmation and before its substantial consummation, provided that the Plan, as modified, meets the requirements of Bankruptcy Code sections 1122 and 1123 and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as modified under Bankruptcy Code section 1129, and the circumstances warrant such modification. A holder of a Claim that has accepted or rejected the Plan shall be deemed to have accepted or rejected, as the case may be, such Plan as modified, unless, within the time fixed by the Bankruptcy Court, such holder changes its previous acceptance or rejection.

                  12.3.    SUPPORT BY S.A.C.

                  Except as S.A.C. may otherwise agree in writing, S.A.C. may, upon written notice to the Debtor, the Creditors' Committee, and the U.S. Trustee, unilaterally withdraw its support for the Plan if any of the conditions set forth in the Exit Financing Commitment Letter are not met, or if any event occurs that would preclude the subsequent satisfaction of any of the conditions set forth in the Exit Financing Commitment Letter.

                                  ARTICLE XIII.

                                  MISCELLANEOUS

                  13.1.    EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS; TIMING.

                  Upon the entry of the Confirmation Order, each of the officers of the Debtor and the Reorganized Debtor shall be authorized under the resolutions of the board of directors of the Debtor or the Reorganized Debtor, as the case may be, to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan. All transactions that are required to occur on the Effective Date under the terms of the Plan shall be deemed to have occurred simultaneously.

                  13.2.    EXEMPTION FROM TRANSFER TAXES.

                  Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of equity securities under the Plan shall not be subject to any stamp, real estate, transfer, mortgage, recording or other similar tax.

                  13.3.    RECORD DATE.

                  The date of the Disclosure Statement Approval Order shall be the record date of all Claims against the Debtor for voting purposes. Entities holding Claims transferred after such date shall not be permitted to vote.

                  13.4.    EXCULPATION.

                  None of (i) the Reorganized Debtor or any of its agents, members, affiliates, owners, shareholders, advisors, retained professionals, representatives, officers and directors, (ii) the Creditors' Committee or any of its agents, members, affiliates, owners, shareholders, advisors, retained professionals, representatives, officers and directors, or (iii) S.A.C. or any of its agents, members, affiliates, owners, shareholders, advisors, retained professionals, representatives, officers and directors shall have or incur any liability to any holder of a Claim or Equity Interest for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, confirmation or consummation of the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection with the Plan, the Disclosure Statement or the Confirmation Order.

                  13.5.    MODIFICATIONS.

                  The Plan may be altered, amended or modified by the Debtor, before or after the Confirmation Date, as provided in section 1127 of the Bankruptcy Code or as provided in Bankruptcy Rule 3019.

                  13.6.    ENFORCEABILITY OF PLAN PROVISIONS.

                  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan is valid and enforceable pursuant to its terms.

                  13.7.    BINDING EFFECT.

                  The Plan shall be binding upon, and shall inure to the benefit of, the Debtor, the holders of all Claims and Equity Interests and their respective successors and assigns.

                  13.8.    RULES OF INTERPRETATION.

                  For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or exhibit Filed or to be Filed means such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (e) the words "herein," "hereof," "hereto," "hereunder" and others of similar inference refer to the Plan in its entirety rather than to any particular Article, Section, Subsection or Clause contained in the Plan; and (f) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply.

                  13.9.    TIME.

                  In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein, the provisions of the Bankruptcy Rule 9006 shall apply.

                  13.10.   HEADINGS.

                  The headings used in the Plan are inserted for convenience only and neither constitute a portion of the Plan nor are intended in any manner to affect any interpretation of the provisions of the Plan.

                  13.11.   NOTICES.

                  Any notice required or permitted to be provided under the Plan shall be in writing and served by (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery or (c) reputable overnight courier service, freight prepaid, to be addressed as follows:

                   Substance Abuse Technologies, Inc.
                   4517 Northwest 31st Avenue
                   Fort Lauderdale, Florida  33309
                   Telephone:  (954) 739-9600
                   Facsimile:  (954) 714-5049

          with a copy to:

                   Linda G. Worton
                   Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. 1221 Brickell Avenue, 21st Floor
                   Miami, Florida  33131
                   Telephone:  (305) 579-0500
                   Facsimile:   (305) 579-0717

                            and

                   S.A.C. Capital Associates, L.L.C.
                   777 Long Ridge Road
                   Stamford, Connecticut  06902
                   Telephone:  (203) 614-2000
                   Facsimile:  (203) 614-2100
                  with a copy to:

                           J. Douglas Bacon
                           Latham & Watkins
                           5800 Sears Tower
                           Chicago, IL  60606
                           Telephone:  (312) 876-7700
                           Facsimile:   (312) 993-9767

                  13.12.   EXISTENCE OF CREDITORS' COMMITTEE AFTER EFFECTIVE
                           DATE.

                  On the Effective Date, the Creditors' Committee shall be relieved of all responsibilities relating to the Debtor or this Plan. A post-confirmation committee consisting of the same appointed committee members may be created for the sole purpose of commenting on proposed settlements of Disputed Claims. The Committee shall consist of the same members as the Committee appointed by the United States Trustee during the Chapter 11 case, if the members elect to serve. From and after the Effective Date, Reorganized Debtor may pay the reasonable fees and expenses of the professionals for the post-confirmation Creditors' Committee without further order of the Bankruptcy Court.

       Dated: March 24, 1998

                                  SUBSTANCE ABUSE TECHNOLOGIES,
                                  INC.

                                  By: /s/ DAVID L. DORFF
                                     ------------------------------------
                                  Name:  DAVID L. DORFF
                                  Title: President


                                  GREENBERG, TRAURIG, HOFFMAN,
                                    LIPOFF, ROSEN & QUENTEL, P.A.,
                                  Attorneys for the Debtor

                                  By: /s/ LINDA WORTON
                                     ------------------------------------
                                  Name:  LINDA WORTON


                                  STEVEN A. COHEN

                                  By: /s/ STEVEN A. COHEN
                                     ------------------------------------


                                  S.A.C. CAPITAL ASSOCIATES, L.L.C.

                                  By: /s/ JOHN O. DYRUD
                                     ------------------------------------
                                  Name:  JOHN O. DYRUD
                                  Title:  Secretary


                                  LATHAM & WATKINS

                                  By: /s/ STEVEN I. TETRO
                                     ------------------------------------
                                  Name:  STEVEN I. TETRO


                                  and


                                  COLL DAVIDSON CARTER SMITH
                                    SALTER & BARKETT, P.A.

                                  By: /s/ FRANCIS CARTER
                                     ------------------------------------
                                  Name:  FRANCIS CARTER

                                  Attorneys for Steven A. Cohen and
                                  S.A.C. Capital Associates, L.L.C.